UNITED STATES
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SMITHFIELD FOODS, INC.
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On July 10, 2013, Smithfield Foods, Inc. (the “Company”) issued a press release announcing C. Larry Pope, President and Chief Executive Officer of the Company, will testify before the Senate Committee on Agriculture, Nutrition and Forestry regarding the Agreement and Plan of Merger between the Company and Shuanghui International Holdings Limited. A copy of the press release follows:

FOR IMMEDIATE RELEASE
Contacts:
Investors
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com
Media
Andrew Siegel / Annabelle Rinehart / Erin Kurtz
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

SMITHFIELD FOODS TO REAFFIRM BENEFITS OF SHUANGHUI-SMITHFIELD TRANSACTION FOR U.S. AGRICULTURE INDUSTRY
CEO Pope to Testify Before U.S. Senate Committee on Agriculture, Nutrition and Forestry
SMITHFIELD, Virginia (July 10, 2013)-Smithfield Foods, Inc. (NYSE: SFD) announced that C. Larry Pope, president and chief executive officer of Smithfield, will testify today before the United States Senate Committee on Agriculture, Nutrition and Forestry to review the benefits of the Shuanghui-Smithfield transaction for U.S. farmers and agriculture, while reaffirming the commitment to upholding the highest food safety standards. Since the transaction was announced it has received broad-based support from local, state and national elected officials, industry labor unions, U.S. hog farmers, leading economic and international affairs academics and even U.S. based food industry peers.
Increased Opportunities for U.S. Farmers and Agriculture
Mr. Pope will explain the combined company's commitment to continuing to work with American producers and suppliers that have played an integral role in Smithfield's success:
“With respect to agriculture, we expect this transaction to drive growth and expansion not only for our growers, but for the entire U.S. pork industry. Smithfield Foods owns over 400 hog farms and has contracts with more than 2,000 family farmers across the country. Our agreement with Shuanghui will maintain all of these contracts and arrangements. Moreover, this transaction creates a terrific opportunity through growth in exports for U.S. hog farmers to expand production to meet the growing Chinese demand.”
Commitment to the Highest Standards in Food Safety
Mr. Pope will underscore the combined company's commitment to food safety as the highest priority:
“The integrity of our brands, our record of safety, the safety of the U.S. food supply chain and the recognized effectiveness of U.S. food safety standards are key drivers of the value that Shuanghui places on Smithfield. Our brands are recognized as representing highest-quality, safe and sought-after products throughout the world, including in China. Our combined company thus has every incentive to ensure the continued safety and excellence of our products and brands. Smithfield's facilities will continue to maintain their quality and will experience the same rigorous level of USDA FSIS inspection, regardless of the ownership of this company. Absolutely nothing about how our products are made, inspected or distributed will change.”
Same Old Smithfield
Mr. Pope will also emphasize Shuanghui's commitment to maintaining Smithfield's operations, staff and management:
“Shuanghui intends to retain Smithfield's management team, its plants and its employees. Shuanghui recognizes Smithfield's best-in-class operations, outstanding food safety practices and 46,000 hard-working employees. There should be no noticeable impact on how we do business operationally in America and around the world as a result of this transaction, except that we will do more of it.”
The prepared testimony for Mr. Pope is available on the Investors and Media sections of www.smithfieldfoods.com. More information about Shuanghui International is available at www.shuanghui-international.com.
About Smithfield Foods
Smithfield Foods is a $13 billion global food company and the world's largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook's®, Gwaltney®, John Morrell®, Kretschmar®, Curly's®, Carando®, Margherita®, and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, approval of the merger proposal by the Company's shareholders or the approval of government or regulatory agencies with regard to the merger; the failure of one or more conditions to the closing of the merger agreement to be satisfied; the failure of Shuanghui International Holdings Limited to obtain the necessary financing in connection with the merger agreement; the amount of the costs, fees, expenses and charges related to the merger agreement or merger; risks arising from the merger's diversion of management's attention from the Company's ongoing business operations; risks that our stock price may decline significantly if the merger is not completed; the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the merger; the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies; food safety; livestock disease; live hog production costs; product pricing; the competitive environment and related market conditions; risks associated with the Company's indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook; hedging risk; adverse weather conditions; operating efficiencies; changes in foreign currency exchange rates; access to capital; the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; adverse results from litigation; actions of domestic and foreign governments; labor relations issues; credit exposure to large customers; the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, and other risks and uncertainties described under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 28, 2013.
Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Additional Information and Where to Find It
In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company's shareholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.
Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC from the Company's website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended April 28, 2013 and in its preliminary proxy statement filed with the SEC on Schedule 14A on June 18, 2013.

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